Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ∎ 621 Northwest 53rd Street ∎ Boca Raton, Florida 33487 ∎ www.geogroup.com

THE GEO GROUP REPORTS FOURTH QUARTER

AND FULL-YEAR 2018 RESULTS

•	4Q18 Net Income Attributable to GEO of $0.28 per diluted share

•	4Q18 Adjusted Net Income of $0.36 per diluted share

•	4Q18 AFFO of $0.65 per diluted share

•

FY19 guidance for Net Income Attributable to GEO of $1.27-$1.37 per diluted share & AFFO of $2.50-$2.60 per diluted share; Reflects year-over-year increases of $16 million in Net Interest Expense and $4 million in Income Taxes

•	FY19 Adjusted EBITDA guidance of $464-$476 million; ~5-7% year-over-year increase

Boca Raton, Fla. – February 14, 2019 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of evidence-based offender rehabilitation and community reentry services around the globe, reported today its financial results for the fourth quarter and full-year 2018.

Fourth Quarter 2018 Highlights

•	Net Income Attributable to GEO of $33.4 million or $0.28 per diluted share

•	Adjusted Net Income of $0.36 per diluted share

•	Net Operating Income of $155.3 million

•	Normalized FFO of $0.51 per diluted share

•	AFFO of $0.65 per diluted share

GEO reported fourth quarter 2018 net income attributable to GEO of $33.4 million, or $0.28 per diluted share, compared to $36.4 million, or $0.30 per diluted share, for the fourth quarter 2017. GEO reported total revenues for the fourth quarter 2018 of $599.4 million up from $569.0 million for the fourth quarter 2017.

Fourth quarter 2018 results reflect the following pre-tax items: $2.5 million in start-up expenses primarily related to the activation of the company-owned, 1,000-bed Montgomery ICE Processing Center in Texas and the company-owned, 661-bed Eagle Pass Correctional Facility in Texas; a $1.6 million loss on real estate assets; $4.2 million in close-out expenses primarily related to the previously disclosed reorganization of reentry operations in Pennsylvania and the previously announced transition of the Parklea Correctional Centre in Australia to a new operator; and $2.6 million in legal related expenses, which are expected to be non-recurring. Excluding these items, GEO reported fourth quarter 2018 Adjusted Net Income of $43.0 million, or $0.36 per diluted share.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

GEO reported fourth quarter 2018 Normalized Funds From Operations (“Normalized FFO”) of $61.1 million, or $0.51 per diluted share, compared to $63.8 million, or $0.52 per diluted share, in the fourth quarter 2017. GEO reported fourth quarter 2018 Adjusted Funds From Operations (“AFFO”) of $78.0 million, or $0.65 per diluted share, compared to $82.0 million, or $0.67 per diluted share, in the fourth quarter 2017.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are pleased with the progress we made in 2018 and the financial and operational milestones achieved by our diversified business units during the year. We are particularly proud of the continued success of our GEO Continuum of Care, which has now expanded to 18 GEO-managed facilities and is delivering enhanced rehabilitation programs and post-release support services to tens of thousands of individuals in our care. We continue to be optimistic about our ability to pursue quality growth opportunities, and our management team remains focused on effectively allocating capital to enhance long-term value for our shareholders.”

Full-Year 2018 Highlights

•	Net Income Attributable to GEO of $145.1 million or $1.20 per Diluted Share

•	Adjusted Net Income of $1.36 per Diluted Share

•	Net Operating Income of $618.3 million

•	Normalized FFO of $1.94 per Diluted Share

•	AFFO of $2.47 per Diluted Share

For the full-year 2018, GEO reported net income attributable to GEO of $145.1 million, or $1.20 per diluted share, compared to $146.2 million, or $1.21 per diluted share, for the full-year 2017. GEO reported total revenues for the full-year 2018 of $2.33 billion up from $2.26 billion for the full-year 2017.

Full-year 2018 results reflect the following pre-tax items: $6.6 million in start-up expenses; $4.3 million loss on real estate assets; $4.2 million in close-out expenses; $7.1 million in legal related expenses; $0.3 million net charge related to the Tax Cuts and Jobs Act; and $0.6 million loss on extinguishment of debt. These items were partially offset by $2.3 million in escrow releases, pre-tax. Excluding these items, GEO reported Adjusted Net Income of $164.0 million, or $1.36 per diluted share for the full-year 2018.

For the full-year 2018, GEO reported Normalized FFO of $234.3 million, or $1.94 per diluted share, compared to $236.1 million, or $1.95 per diluted share, for the full-year 2017. For full-year 2018, GEO reported AFFO of $297.8 million, or $2.47 per diluted share, compared to $307.7 million, or $2.55 per diluted share, for the full-year 2017.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

GEO Continuum of Care Highlights

In January 2018, the GEO Continuum of Care received the prestigious “Innovation in Corrections” Award at the American Correctional Association Winter Conference in Orlando, Florida. The GEO Continuum of Care integrates enhanced in-custody rehabilitation programming, including cognitive behavioral treatment, with post-release support services. To date, the GEO Continuum of Care has been expanded to 18 GEO-managed facilities.

During 2018, GEO Continuum of Care programs achieved several important milestones:

•	Completed more than 6.7 million hours of rehabilitation programming

•	Averaged approximately 13,000 daily participants in academic programs

•	Awarded 2,779 GEDs and high school equivalency degrees

•	Averaged more than 32,000 daily participants in vocational training programs

•	Awarded 9,131 vocational training certifications

•	Averaged approximately 18,000 daily participants in substance abuse treatment programs

•	Awarded 8,842 substance abuse treatment program completions

Quarterly Dividend

On February 4, 2019, GEO’s Board of Directors declared a quarterly cash dividend of $0.48 per share. The quarterly cash dividend will be paid on February 22, 2019 to shareholders of record as of the close of business on February 15, 2019. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Stock Repurchase Program

During the fourth quarter 2018, GEO repurchased approximately 1.1 million shares of its common stock for approximately $24.7 million. During 2018, GEO repurchased approximately 4.2 million shares of its common stock for approximately $95.2 million under the $200 million stock repurchase program approved by GEO’s Board of Directors, which is effective through October 20, 2020.

The stock repurchase program is intended to be implemented through purchases made from time to time in the open market or in privately negotiated transactions, in accordance with applicable Securities and Exchange Commission requirements. The stock repurchase program does not obligate GEO to purchase any specific amount of its common stock and may be suspended or extended at any time at the discretion of GEO’s Board of Directors.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

2019 Financial Guidance

GEO issued its initial financial guidance for the full-year and first quarter 2019. GEO expects full-year 2019 total revenue to be approximately $2.4 billion. GEO expects full-year 2019 Net Income Attributable to GEO to be in a range of $1.27 to $1.37 per diluted share. GEO expects full-year 2019 AFFO to be in a range of $2.50 to $2.60 per diluted share.

GEO’s full-year 2019 guidance reflects a year-over-year increase of approximately $16 million in net interest expense and a year-over-year increase of approximately $4 million in income taxes. Full-year 2019 guidance does not assume the reactivation of GEO’s approximately 4,700 idle beds or any additional share repurchases under GEO’s share repurchase program.

GEO expects full-year 2019 Adjusted EBITDA to be in a range of $464 million to $476 million dollars, representing a year-over-year increase from 2018 of approximately five to seven percent.

For the first quarter 2019, GEO expects total revenues to be in a range of $601 million to $606 million. GEO expects first quarter 2019 Net Income Attributable to GEO to be in a range of $0.28 to $0.30 per diluted share and AFFO to be in a range of $0.59 to $0.61 per diluted share.

In addition to the items impacting full-year 2019 guidance, compared to fourth quarter 2018 results, first quarter 2019 guidance reflects approximately $0.03 per diluted share in additional employment tax expense as a result of the seasonality in unemployment taxes, which are front-loaded in the first quarter of the year.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, Net Income to EBITDAre (EBITDA for real estate) and Adjusted EBITDAre (Adjusted EBITDA for real estate), Net Income Attributable to GEO to Adjusted Net Income, and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s fourth quarter and full-year 2018 financial results as well as its outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Events and Webcasts section of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until February 28, 2019 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10128563.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 135 facilities totaling approximately 96,000 beds, including projects under development, with a growing workforce of approximately 23,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDAre, Adjusted EBITDAre, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Adjusted Net Income, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2019, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax (benefit) provision, interest expense, net of interest income, loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, gain/loss on real estate assets, pre-tax, and start-up expenses, pre-tax.

EBITDAre (EBITDA for real estate) is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, depreciation and amortization, and gain/loss on real estate assets, pre-tax. Adjusted EBITDAre (Adjusted EBITDA for real estate) is defined as EBITDAre adjusted for net income/loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented merger and acquisition (“M&A”) related expenses, pre-tax, start-up expenses, pre-tax, legal related expenses, pre-tax, escrow releases, pre-tax, and close-out expenses, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDAre and Adjusted EBITDAre are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDAre and Adjusted EBITDAre provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income attributable to GEO.

The adjustments we make to derive the non-GAAP measures of EBITDAre and Adjusted EBITDAre exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDAre and Adjusted EBITDAre provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented net Tax Cuts and Jobs Act (“TCJA”) impact, M&A related expenses, pre-tax, loss on extinguishment of debt, start-up expenses, pre-tax, legal related expenses, pre-tax, escrow releases, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to FFO.

Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented net TCJA impact, M&A related expenses, pre-tax, gain/loss on real estate assets, pre-tax, loss on extinguishment of debt, start-up expenses, pre-tax, legal related expenses, pre-tax, escrow releases, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to Net Income Attributable to GEO.

Because of the unique design, structure and use of our correctional facilities, we believe that assessing the performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in net income attributable to GEO but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from Net Income Attributable to GEO.

We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the full year and first quarter 2019, the assumptions underlying such guidance, the continued expansion and success of our GEO Continuum of Care, and statements regarding growth opportunities and allocation of capital to enhance long-term value for our shareholders. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2019 given the various risks to which its business is exposed; (2) GEO’s ability to implement its stock repurchase program and the timing and amounts of any future stock repurchases; (3) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (4) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (5) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (6) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (7) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (8) GEO’s ability to obtain future financing on acceptable terms; (9) GEO’s ability to sustain company-wide occupancy rates at its facilities; (10) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (11) the impact of any future regulations or guidance on the Tax Cuts and Jobs Act; (12) GEO’s ability to remain qualified as a REIT; (13) the incurrence of REIT related expenses; and (14) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Fourth quarter and full-year 2018 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	December 31, 2018	December 31, 2017
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$31,255	$81,377
Restricted cash and cash equivalents	51,678	44,932
Accounts receivable, less allowance for doubtful accounts	445,526	389,916
Contract receivable, current portion	15,535	18,142
Prepaid expenses and other current assets	47,113	45,342

Total current assets	$591,107	$579,709

Restricted Cash and Investments	22,431	27,999
Property and Equipment, Net	2,158,610	2,078,123
Contract Receivable	368,178	404,309
Assets Held for Sale	2,634	3,915
Deferred Income Tax Assets	29,924	26,277
Intangible Assets, Net (including goodwill)	1,008,719	1,034,290
Other Non-Current Assets	65,860	72,286

Total Assets	$4,247,463	$4,226,908

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$93,032	$92,587
Accrued payroll and related taxes	76,009	71,732
Accrued expenses and other current liabilities	193,515	176,324
Current portion of capital lease obligations, long-term debt, and non-recourse debt	332,027	28,920

Total current liabilities	$694,583	$369,563

Deferred Income Tax Liabilities	13,681	8,757
Other Non-Current Liabilities	82,481	96,702
Capital Lease Obligations	4,570	6,059
Long-Term Debt	2,397,227	2,181,544
Non-Recourse Debt	15,017	365,364
Shareholders’ Equity	1,039,904	1,198,919

Total Liabilities and Shareholders’ Equity	$4,247,463	$4,226,908

*	all figures in ‘000s

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q4 2018	Q4 2017	FY 2018	FY 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$599,430	$568,977	$2,331,386	$2,263,420
Operating expenses	456,460	424,209	1,755,772	1,700,495
Depreciation and amortization	31,898	31,833	126,434	124,297
General and administrative expenses	47,588	46,477	184,515	190,343

Operating income	63,484	66,458	264,665	248,285

Interest income	8,560	12,705	34,755	51,676
Interest expense	(39,324)	(38,322)	(150,103)	(148,024)

Income before income taxes and equity in earnings of affiliates	32,720	40,841	149,317	151,937

Provision for income taxes	1,924	12,368	14,117	17,958
Equity in earnings of affiliates, net of income tax provision	2,557	7,790	9,627	12,045

Net income	33,353	36,263	144,827	146,024
Less: Net loss attributable to noncontrolling interests	39	94	262	217

Net income attributable to The GEO Group, Inc.	$33,392	$36,357	$145,089	$146,241

Weighted Average Common Shares Outstanding:
Basic	119,273	122,286	120,241	120,095
Diluted	119,861	122,919	120,747	120,814

Income per Common Share Attributable to The GEO Group, Inc.:

Basic:
Net income per share — basic	$0.28	$0.30	$1.21	$1.22

Diluted:
Net income per share — diluted	$0.28	$0.30	$1.20	$1.21

Regular Dividends Declared per Common Share	$0.47	$0.47	$1.88	$1.88

*	all figures in ‘000s, except per share data

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q4 2018	Q4 2017	FY 2018	FY 2017
Net Income attributable to GEO	$33,392	$36,357	$145,089	$146,241

Add (Subtract):
Net Tax Cuts and Jobs Act Impact	—	9,584	304	9,584
Loss on extinguishment of debt	—	—	574	—
Start-up expenses, pre-tax	2,473	—	6,632	—
M&A related expenses, pre-tax	—	1,129	—	19,059
Legal related expenses, pre-tax	2,647	—	7,147	—
Escrow releases, pre-tax	—	—	(2,273)	—
Close-out expenses, pre-tax	4,245	—	4,245	—
Gain/Loss on real estate assets, pre-tax	1,646	—	4,347	(261)
Tax effect of adjustments to Net Income attributable to GEO	(1,392)	(321)	(2,031)	(4,274)

Adjusted Net Income	$43,011	$46,749	$164,034	$170,349

Weighted average common shares outstanding - Diluted	119,861	122,919	120,747	120,814

Adjusted Net Income Per Diluted Share	$0.36	$0.38	$1.36	$1.41

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO*

(Unaudited)

	Q4 2018	Q4 2017	FY 2018	FY 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$33,392	$36,357	$145,089	$146,241
Add (Subtract):
Real Estate Related Depreciation and Amortization	18,061	$17,005	$70,592	$65,723
Gain/Loss on real estate assets **	1,646	$—	$4,347	$(261)

Equals: NAREIT defined FFO	$53,099	$53,362	$220,028	$211,703

Add (Subtract):
Net Tax Cuts and Jobs Act Impact	—	9,584	304	9,584
Loss on extinguishment of debt	—	—	574	—
Start-up expenses, pre-tax	2,473	—	6,299	—
M&A related expenses, pre-tax	—	1,129	—	19,059
Legal related expenses, pre-tax	2,647	—	7,147	—
Escrow releases, pre-tax	—	—	(2,273)	—
Close-out expenses, pre-tax	4,245	—	4,245	—
Tax Effect of adjustments to Funds From Operations ***	(1,392)	(321)	(2,031)	(4,274)

Equals: FFO, normalized	$61,072	$63,754	$234,293	$236,072

Add (Subtract):
Non-Real Estate Related Depreciation & Amortization	13,837	14,828	55,842	58,574
Consolidated Maintenance Capital Expenditures	(5,077)	(6,192)	(22,638)	(23,371)
Stock Based Compensation Expenses	5,699	4,992	22,049	19,844
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	2,422	4,618	8,282	16,540

Equals: AFFO	$77,953	$82,000	$297,828	$307,659

Weighted average common shares outstanding - Diluted	119,861	122,919	120,747	120,814

FFO/AFFO per Share - Diluted
Normalized FFO Per Diluted Share	$0.51	$0.52	$1.94	$1.95
AFFO Per Diluted Share	$0.65	$0.67	$2.47	$2.55

Regular Common Stock Dividends per common share	$0.47	$0.47	$1.88	$1.88

*	all figures in ‘000s, except per share data
**	no tax impact
***	tax adjustments related to Start-up, M&A, Legal expenses, Escrow releases, and Close-out expenses

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to Net Operating Income, EBITDAre and Adjusted EBITDAre*

(Unaudited)

	Q4 2018	Q4 2017	FY 2018	FY 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$33,392	$36,357	$145,089	$146,241
Less
Net loss attributable to noncontrolling interests	39	94	262	217

Net Income	$33,353	$36,263	$144,827	$146,024

Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(2,557)	(7,790)	(9,627)	(12,045)
Income tax provision	1,924	12,368	14,117	17,958
Interest expense, net of interest income	30,763	25,617	114,774	96,348
Loss on extinguishment of debt	—	—	574	—
Depreciation and amortization	31,898	31,833	126,434	124,297
General and administrative expenses	47,588	46,477	184,515	190,343

Net Operating Income, net of operating lease obligations	$142,969	$144,768	$575,614	$562,925

Add:
Operating lease expense, real estate	8,485	7,884	32,290	29,996
Gain/Loss on real estate assets, pre-tax	1,646	—	4,347	(261)
Start-up expenses, pre-tax	2,473	—	6,299	—

Net Operating Income (NOI)	$155,573	$152,652	$618,550	$592,660

	Q4 2018	Q4 2017	FY 2018	FY 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$33,353	$36,263	$144,827	$146,024
Add (Subtract):
Income tax provision **	2,176	6,884	15,005	14,259
Interest expense, net of interest income ***	30,763	25,617	115,348	96,348
Depreciation and amortization	31,898	31,833	126,434	124,297
Gain/Loss on real estate assets, pre-tax	1,646	—	4,347	(261)

EBITDAre	$99,836	$100,597	$405,961	$380,667

Add (Subtract):
Net loss attributable to noncontrolling interests	39	94	262	217
Stock based compensation expenses, pre-tax	5,699	4,992	22,049	19,844
M&A related expenses, pre-tax	—	1,129	—	19,059
Start-up expenses, pre-tax	2,473	—	6,299	—
Legal related expenses, pre-tax	2,647	—	7,147	—
Escrow Releases, pre-tax	—	—	(2,273)	—
Close-out expenses, pre-tax	4,245	—	4,245	—

Adjusted EBITDAre	$114,939	$106,812	$443,690	$419,787

*	all figures in ‘000s
**	including income tax provision on equity in earnings of affiliates
***	includes loss on extinguishment of debt

—  More –

Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

2019 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2019
Net Income Attributable to GEO	$152,000	to	$164,000
Real Estate Related Depreciation and Amortization	77,000		77,000

Funds from Operations (FFO)	$229,000	to	$241,000

Adjustments	—		—

Normalized Funds from Operations	$229,000	to	$241,000

Non-Real Estate Related Depreciation and Amortization	61,000		61,000
Consolidated Maintenance Capex	(28,000)		(28,000)
Non-Cash Stock Based Compensation	24,000		24,000
Non-Cash Interest Expense	12,500		12,500

Adjusted Funds From Operations (AFFO)	$298,500	to	$310,500

Net Interest Expense	131,000		131,000
Non-Cash Interest Expense	(12,500)		(12,500)
Consolidated Maintenance Capex	28,000		28,000
Income Taxes	19,000		19,000

Adjusted EBITDAre	$464,000	to	$476,000

G&A Expenses	183,000		183,000
Non-Cash Stock Based Compensation	(24,000)		(24,000)
Equity in Earnings of Affiliates	(9,000)		(9,000)
Real Estate Related Operating Lease Expense	32,000		32,000

Net Operating Income	$646,000	to	$658,000

Net Income Attributable to GEO Per Diluted Share	$1.27	to	$1.37

AFFO Per Diluted Share	$2.50	to	$2.60

Weighted Average Common Shares Outstanding-Diluted	119,500	to	119,500

- End -

Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436